Exhibit 5.2

August 7, 2026

National Healthcare Properties, Inc.
540 Madison Avenue, 27th Floor
New York, New York 10022

Re:	National Healthcare Properties, Inc. Shelf Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as legal counsel for National Healthcare Properties, Inc., a Maryland corporation (the “Company”), in connection with the preparation of a Shelf Registration Statement on Form S-3 (the “Registration Statement”), including the base prospectus constituting a part thereof (the “Base Prospectus”), being filed by the Company on the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration for issue and sale by the Company of an unspecified number of: (i) common stock, $0.01 par value per share (“common stock”) (including shares of Class A common stock, $0.01 par value per share (“Class A common stock”), which will automatically convert into shares of common stock on October 18, 2026) (“Common Stock”); (ii) preferred stock, par value $0.01 per share (“Preferred Stock”); (iii) stock purchase contracts (“Stock Purchase Contracts”); (iv) debt securities (“Debt Securities”); (v) guarantees by the Company (the “Guarantees”); (vi) depositary shares representing fractional interests in Preferred Stock (the “Depositary Shares”); (vii) warrants (“Warrants”) entitling the holders to purchase shares of Common Stock, shares of Preferred Stock, Debt Securities or Depositary Shares; and (viii) units comprised of one or more of shares of Common Stock, Preferred Stock, Debt Securities, Warrants, Depositary Shares or other securities (“Units”). The Common Stock, Preferred Stock, Stock Purchase Contracts, Debt Securities, Guarantees, Depositary Shares, Warrants, and Units are referred to herein collectively as the “Securities.” The Securities may be offered, issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the Base Prospectus contained therein and supplements to the Base Prospectus (the “Prospectus Supplements”) and pursuant to Rule 415 under the Securities Act.

The Stock Purchase Contracts will be issued pursuant to one or more stock purchase agreements (each, a “Stock Purchase Agreement”). The Debt Securities will be issued pursuant to one or more indentures (each, an “Indenture”) by and between the Company and a financial institution identified therein as the trustee (the “Trustee”). The Guarantees will be issued pursuant to one or more guarantee agreements or indentures (each, a “Guarantee Agreement”).  The Depositary Shares will be issued under one or more deposit agreements (each, a “Deposit Agreement”), each to be between the Company and a depositary identified therein. The Warrants will be issued under one or more Warrant Agreements (each, a “Warrant Agreement”), each to be between the Company and a counterparty or counterparties identified therein (each, a “Counterparty”). The Units will be issued under a unit agreement (each, a “Unit Agreement”), each to be between the Company and a Counterparty.

In connection with our representation of the Company, and as a basis for the opinions hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following:

1.	the Registration Statement;

2.	the Articles of Restatement of the Company, as amended or supplemented through the date hereof (the “Charter”);

3.	all Articles Supplementary of the Company, filed through the date hereof;

4.	the Amended and Restated Agreement of Limited Partnership of the Operating Partnership, dated April 30, 2026, as amended through the date hereof;

5.
such other documents and records and other certificates and instruments and matters of law as we have deemed necessary or appropriate to express the opinions set forth below, in each case subject to the assumptions, limitations and qualifications stated herein.

National Healthcare Properties, Inc. August 7, 2026 Page 2

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents. We have also assumed that (i)  at the time of execution, countersignature, issuance and delivery of any Stock Purchase Contracts, each Stock Purchase Agreement will be the valid and legally binding obligation of each named party thereto, (ii) at the time of execution, authentication, issuance and delivery of the Debt Securities, the applicable Indenture will be the valid and legally binding obligation of the Trustee, (iii) at the time of execution, authentication, countersignature, issuance and delivery of any Guarantees, each Guarantee Agreement will be the valid and legally binding obligation of each named party or trustee thereto, (iv) at the time of execution, countersignature, issuance and delivery of any Depositary Shares, each Deposit Agreement will be the valid and legally binding obligation of the depositary thereto, (v) at the time of execution, countersignature, issuance and delivery of any Warrants, each Warrant Agreement will be the valid and legally binding obligation of each Counterparty thereto, and (vi) at the time of execution, countersignature, issuance and delivery of any Units, each Unit Agreement will be the valid and legally binding obligation of each Counterparty thereto.

As to matters of fact material to this opinion, we have relied to the extent we deemed reasonably appropriate upon representations or certificates of officers or directors of the Company, without independently verifying the accuracy of such documents, records and instruments.

In connection with the issuance of Stock Purchase Contracts, we have assumed further that (i) at the time of execution, countersignature, issuance and delivery of any Stock Purchase Agreement, such Stock Purchase Agreement will have been duly authorized, executed and delivered by the Company, and (ii) the execution, delivery and performance by the Company of such Stock Purchase Agreement will not violate the laws of any jurisdiction (provided that as to the laws of the State of New York and the federal securities laws of the United States we make no such assumption).

In connection with the issuance of the Debt Securities, we have assumed further that (i) at the time of the execution and delivery of an Indenture, such Indenture will have been duly authorized, executed and delivered by the Company, (ii) at the time of execution, authentication, issuance and delivery of the Debt Securities, such Debt Securities will have been duly authorized, executed and delivered by the Company, (iii) the applicable Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and (iv) the execution, delivery and performance by the Company of each Indenture and the Debt Securities, as the case may be, will not violate the laws of any jurisdiction (provided that as to the laws of the State of New York and the federal securities laws of the United States we make no such assumption).

In connection with the issuance of the Guarantees, we have assumed further that (i) at the time of the execution and delivery of a Guarantee Agreement, such Guarantee Agreement will have been duly authorized, executed and delivered by the Company, (ii) at the time of execution, authentication, issuance and delivery of the Guarantees, such Guarantees will have been duly authorized, executed and delivered by the Company, (iii) the applicable indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and (iv) the execution, delivery and performance by the Company of each Guarantee Agreement and the Guarantees, as the case may be, will not violate the laws of any jurisdiction (provided that as to the laws of the State of New York and the federal securities laws of the United States we make no such assumption).

In connection with the issuance of Depositary Shares, we have assumed further that (i) at the time of execution, countersignature, issuance and delivery of any Deposit Agreement, such Deposit Agreement will have been duly authorized, executed and delivered by the Company, and (ii) the execution, delivery and performance by the Company of such Deposit Agreement will not violate the laws of any jurisdiction (provided that as to the laws of the State of New York and the federal securities laws of the United States we make no such assumption).

National Healthcare Properties, Inc. August 7, 2026 Page 3

In connection with the issuance of Warrants, we have assumed further that (i) at the time of execution, countersignature, issuance and delivery of any Warrant Agreement, such Warrant Agreement will have been duly authorized, executed and delivered by the Company, (ii) the Common Stock, Preferred Stock, Debt Securities or Depositary Shares for which the Warrants are exercisable have been duly authorized for issuance by the Company and, to the extent applicable, reserved for issuance (as to the authorization and validity of any equity securities issuable upon exercise, we express no opinion, such matters being covered by the opinion of Venable LLP), and (iii) the execution, delivery and performance by the Company of such Warrant Agreement will not violate the laws of any jurisdiction (provided that as to the laws of the State of New York and the federal securities laws of the United States we make no such assumption).

In connection with the issuance of Units, we have assumed further that (i) at the time of execution, countersignature, issuance and delivery of any Unit Agreement, such Unit Agreement will have been duly authorized, executed and delivered by the Company, and (ii) the execution, delivery and performance by the Company of such Unit Agreement will not violate the laws of any jurisdiction (provided that as to the laws of the State of New York and the federal securities laws of the United States we make no such assumption).

We have further assumed that the status of each of the foregoing agreements and instruments as legally valid and binding obligations of the parties thereto will not be affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders, or (iii) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities.

We have further assumed that: (i) the Registration Statement and any amendments thereto will be effective under the Securities Act, that no stop orders will have been issued by the Commission with respect to the Registration Statement and that the Registration Statement will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (ii) an appropriate Prospectus Supplement, free writing prospectus or term sheet relating to the Securities offered thereby will have been prepared and filed with the Commission in compliance with the Securities Act and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (iii) all Securities will be issued and sold in compliance with the applicable provisions of the Securities Act, the Trust Indenture Act of 1939, as amended, and the securities or blue sky laws of various states and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (iv) any purchase, underwriting or similar agreement relating to Securities being offered will have been duly authorized, executed and delivered by the Company and the other parties thereto; and (v) in connection with the issuance of any Securities, an adequate number of authorized and unissued shares of Common Stock or Preferred Stock, as applicable, will be available for issuance under the Charter, as then in effect.

Based upon and subject to the foregoing, and subject to the assumptions, limitations and qualifications stated herein, we are of the opinion that:

1.
With respect to the Stock Purchase Contracts, assuming (i) the taking of all necessary corporate action by the Company’s board of directors (the “Board”) to approve the execution and delivery of the applicable Stock Purchase Agreement and (ii) the due execution, issuance and delivery of such Stock Purchase Agreement upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement, or the Base Prospectus or a Prospectus Supplement approved by the Board and otherwise in accordance with the provisions of the applicable Stock Purchase Agreement, such Stock Purchase Contracts will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

2.
With respect to the Debt Securities, assuming (i) the taking of all necessary corporate action to approve the issuance and terms of the Debt Securities, the terms of the offering thereof and related matters by the Board and (ii) the due execution, authentication, issuance and delivery of such Debt Securities, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement, or the Base Prospectus or a Prospectus Supplement approved by the Board, and otherwise in accordance with the provisions of the applicable Indenture and such agreement, such Debt Securities will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

National Healthcare Properties, Inc. August 7, 2026 Page 4

3.
With respect to the Guarantees, assuming (i) the taking of all necessary corporate action by the Board to approve the execution and delivery of the applicable Guarantee Agreement and (ii) the due execution, issuance and delivery of such Guarantees upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement, or the Base Prospectus or a Prospectus Supplement approved by the Board and otherwise in accordance with the provisions of the applicable Guarantee Agreement, such Guarantees will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

4.
With respect to the Depositary Shares, assuming (i) the taking of all necessary corporate action by the Board to approve the execution and delivery of the applicable Deposit Agreement and (ii) the due execution, countersignature, issuance and delivery of such Depositary Shares upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement, or the Base Prospectus or a Prospectus Supplement approved by the Board and otherwise in accordance with the provisions of the applicable Deposit Agreement, such Depositary Shares will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

5.
With respect to the Warrants, assuming (i) the taking of all necessary corporate action by the Board to approve the execution and delivery of each Warrant Agreement and (ii) the due execution, countersignature, issuance and delivery of such Warrant Agreement upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement, or the Base Prospectus or a Prospectus Supplement approved by the Board and otherwise in accordance with the provisions of the applicable Warrant Agreement and such agreement, such Warrants will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

6.
With respect to the Units, assuming (i) the taking of all necessary corporate action by the Board to approve (x) the execution and delivery of the applicable Unit Agreement and (y) any Securities to be issued separately or as part of any such Units and (ii) the due execution, countersignature, issuance and delivery of such Unit Agreement upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement, or the Base Prospectus or a Prospectus Supplement approved by the Board and otherwise in accordance with the provisions of the applicable Unit Agreement and such agreement, such Units will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their respective terms.

The opinions set forth in paragraphs 1 through 6 above are subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors generally; (ii) (a) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), (b) concepts of materiality, reasonableness, good faith and fair dealing (including an implied covenant of good faith and fair dealing), and (c) the discretion of the court before which a proceeding is brought; and (iii) the invalidity or unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy.

In addition, we express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies, or judicial relief, (c) waivers of rights or defenses, (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (e) any provision permitting, upon acceleration of any Debt Securities, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon, (f) the creation, validity, attachment, perfection, or priority of any lien or security interest, (g) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (h) waivers of broadly or vaguely stated rights, (i) provisions for exclusivity, election or cumulation of rights or remedies, (j) provisions authorizing or validating conclusive or discretionary determinations, (k) grants of setoff rights, (l) proxies, powers and trusts, (m) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property, (n) any provision to the extent it requires that a claim with respect to a security denominated in other than U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides, and (o) the severability, if invalid, of provisions to the foregoing effect.

National Healthcare Properties, Inc. August 7, 2026 Page 5

This opinion letter is limited to the matters stated herein, and no opinions may be implied or inferred beyond the matters expressly stated herein. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

We do not express any opinion herein concerning any law other than the laws of the State of New York and the federal securities laws of the United States.

We have assumed, without independent investigation, that (i) the Company is duly incorporated and validly existing and in good standing under the laws of the State of Maryland, (ii) the Company has the requisite corporate power and authority to execute, deliver and perform all of its obligations under each of the transaction documents to which it is a party and to issue and sell the Securities, and (iii) the issuance and sale of the Securities and the execution, delivery and performance of the applicable transaction documents by the Company do not conflict with or violate the Company's charter or bylaws or any applicable provision of Maryland law (as to each of the matters in clauses (i), (ii) and (iii), we have relied on the opinion of Venable LLP, dated the date hereof).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.

Sincerely, /s/ GREENBERG TRAURIG, LLP